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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement by Noven Pharmaceuticals, Inc. on Form S-3 of our report dated February 13, 1998, appearing in the Annual Report on Form 10-K of Noven Pharmaceuticals, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida

June 8, 1998